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                                                                    EXHIBIT 99.5


                          CONSENT OF DIRECTOR NOMINEE

     I hereby consent to being named as a person who will become a director of S3 Incorporated, a Delaware corporation ("S3"), in connection with the consummation of the merger (the "MERGER") contemplated by the Agreement and Plan of Merger, dated as of June 21, 1999, between S3 and Diamond Multimedia Systems, Inc., a Delaware corporation, in the Registration Statement on Form S-4 to be filed by S3 with the Securities and Exchange Commission in connection with the Merger (the "REGISTRATION STATEMENT"), and to the filing of this consent as an exhibit to the Registration Statement.


By: /s/ JAMES T. SCHRAITH
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Name: James T. Schraith
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Date: August 13, 1999
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